July 2025

Preliminary Pricing Supplement No. 9,321

Registration Statement Nos. 333-275587; 333-275587-01

Dated July 15, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the class A common stock of Affirm Holdings, Inc., the common stock of Marvell Technology, Inc., the class A common stock of The Trade Desk, Inc., the class A subordinate voting shares of Shopify Inc. and the common stock of UnitedHealth Group Incorporated (each referred to as an “underlying stock”)

￭The notes offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the notes do not guarantee the payment of interest and are subject to potential automatic call prior to the maturity date upon the terms described below. The notes have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document.

￭Contingent Coupon. The notes will pay a contingent coupon on a monthly basis until the earlier of the maturity date or automatic call if, and only if, the stock closing price of the lowest performing underlying stock on the calculation day for that month is greater than or equal to its coupon threshold price. If the stock closing price of the lowest performing underlying stock on a calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment for the relevant month. However, if the stock closing price of the lowest performing underlying stock on one or more calculation days is less than its coupon threshold price and, on a subsequent calculation day, the stock closing price of the lowest performing underlying stock is greater than or equal to its coupon threshold price, the notes will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest accruing on amounts previously unpaid). If the stock closing price of the lowest performing underlying stock is less than its coupon threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the notes. The coupon threshold price for each underlying stock is equal to 80% of its starting price. The contingent coupon rate will be determined on the pricing date and will be at least 9.35% per annum.

￭Automatic Call. Beginning after one year, the notes will be automatically called if the stock closing price of each underlying stock on any of the calculation days (other than the final calculation day) is greater than or equal to its respective starting price for a cash payment equal to the principal amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments. No further payments will be made on the notes once they have been called.

￭Repayment of principal at maturity, subject to our creditworthiness.

￭The notes are for investors who are concerned about principal risk but seek the opportunity to earn interest at a potentially above-market rate based on the lowest performing of five underlying stocks in exchange for the risk of receiving no contingent coupon payments over the term of the notes.

￭Because all payments on the notes are based on the lowest performing underlying stock, a decline beyond the respective coupon threshold price of any underlying stock will result in no contingent coupon payments even if one or more of the other underlying stocks have appreciated or have not declined as much.

￭Investors will not participate in any appreciation of any underlying stock.

￭The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments, including the repayment of principal at maturity, are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment.

￭These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any of the underlying stocks.

The current estimated value of the notes is approximately $954.90 per note, or within $54.90 of that estimate. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Notes” on page 4.

The notes have complex features and investing in the notes involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9. All payments on the notes are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Notes” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per note	$1,000	$28.25	$971.75
Total	$	$	$

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $28.25 for each note it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $20.00 per note, and WFA may receive a distribution expense fee of $0.75 for each note sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain notes sold in this offering, we may pay a fee of up to $3.00 per note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Notes Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	August 1, 2030*, subject to postponement if the final calculation day is postponed
Underlying stocks:

The class A common stock of Affirm Holdings, Inc. (the “AFRM Stock”), the common stock of Marvell Technology, Inc. (the “MRVL Stock”), the class A common stock of The Trade Desk, Inc. (the “TTD Stock”), the class A subordinate voting shares of Shopify Inc. (the “SHOP Stock”) and the common stock of UnitedHealth Group Incorporated (the “UNH Stock”) (each referred to as an “underlying stock,” and collectively as the “underlying stocks”)

Contingent coupon payment (with memory feature):

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the stock closing price of the lowest performing underlying stock on the related calculation day is greater than or equal to its coupon threshold price.

Each “contingent coupon payment”, if any, will be calculated per note as follows:

($1,000 × contingent coupon rate) / 12.

Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward. In addition, if the stock closing price of the lowest performing underlying stock on one or more calculation days is less than its coupon threshold price and, on a subsequent calculation day, the stock closing price of the lowest performing underlying stock is greater than or equal to its coupon threshold price, the notes will pay the contingent coupon payment due for the subsequent calculation day plus all previously unpaid contingent coupon payments (without interest accruing on amounts previously unpaid).

If the stock closing price of the lowest performing underlying stock on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. In addition, if the stock closing price of the lowest performing underlying stock on a calculation day is less than its coupon threshold price and the stock closing price of the lowest performing underlying stock on each subsequent calculation day up to and including the final calculation day is less than its coupon threshold price, you will not receive any unpaid contingent coupon payment in respect of any of those calculation days.

If the stock closing price of the lowest performing underlying stock is less than its coupon threshold price on all monthly calculation days, you will not receive any contingent coupon payments over the term of the notes.

Contingent coupon payment dates:	Three business days after the applicable calculation day.**
Contingent coupon rate:	The “contingent coupon rate” will be determined on the pricing date and will be at least 9.35% per annum.
Automatic call:

The notes are not subject to automatic call until approximately one year after the original issue date. Following this 1-year non-call period, if, on any calculation day (other than the final calculation day), beginning in July 2026, the stock closing price of each underlying stock is greater than or equal to its respective starting price, the notes will be automatically called on the related call settlement date for a cash payment per note equal to the principal amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments.

The notes will not be automatically called on any call settlement date if the stock closing price of any underlying stock is less than its respective starting price on the related calculation day.

Any positive return on the notes will be limited to the contingent coupon payments, if any, even if the stock closing price of any underlying stock on the applicable calculation day significantly exceeds its respective starting price. You will not participate in any appreciation of any underlying stock.

Calculation days:	Monthly, on the 28th of each month, commencing in August 2025 and ending on the final calculation day. We also refer to the July 2030 calculation day as the “final calculation day.”***
Call settlement date:	Three business days after the applicable calculation day.***
Maturity payment	If the notes are not automatically called, you will be entitled to receive on the maturity date a cash

July 2025 Page 2

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

amount:

payment per note equal to the maturity payment amount (in addition to the final contingent coupon payment due at maturity and any previously unpaid contingent coupon payments, if payable). The “maturity payment amount” per note will equal:

$1,000

Any return on the notes will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any underlying stock.

Lowest performing underlying stock:	On any calculation day, the underlying stock with the lowest performance factor on that calculation day
Performance factor:	With respect to each underlying stock, on any calculation day, the stock closing price on such calculation day divided by the starting price (expressed as a percentage)
Stock closing price:

With respect to each underlying stock, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Starting price:

With respect to the class A common stock of Affirm Holdings, Inc.: $ , its stock closing price on the pricing date.

With respect to the common stock of Marvell Technology, Inc.: $ , its stock closing price on the pricing date.

With respect to the class A common stock of The Trade Desk, Inc.: $ , its stock closing price on the pricing date.

With respect to the class A subordinate voting shares of Shopify Inc.: $ , its stock closing price on the pricing date.

With respect to the common stock of UnitedHealth Group Incorporated: $ , its stock closing price on the pricing date.

Coupon threshold price:

With respect to the class A common stock of Affirm Holdings, Inc.: $ , which is equal to 80% of its starting price.

With respect to the common stock of Marvell Technology, Inc.: $ , which is equal to 80% of its starting price.

With respect to the class A common stock of The Trade Desk, Inc.: $ , which is equal to 80% of its starting price.

With respect to the class A subordinate voting shares of Shopify Inc.: $ , which is equal to 80% of its starting price.

With respect to the common stock of UnitedHealth Group Incorporated: $ , which is equal to 80% of its starting price.

Ending price:	With respect to each underlying stock, the stock closing price on the final calculation day.
Principal amount:	$1,000 per note. References in this document to a “note” are to a note with a principal amount of $1,000.
Pricing date:	July 31, 2025*
Original issue date:	August 5, 2025* (3 business days after the pricing date)
CUSIP / ISIN:	61778NMN8 / US61778NMN83
Listing:	The notes will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Notes—Supplemental information regarding plan of distribution; conflicts of interest.”

*To the extent we make any change to the pricing date or original issue date, the calculation days and maturity date may also be changed in our discretion to ensure that the term of the notes remains the same.

** Subject to postponement pursuant to “General Terms of the Notes—Payment Dates” in the accompanying product supplement.

*** Subject to postponement pursuant to “General Terms of the Notes—Consequences of a Market Disruption Event;

Postponement of a Calculation Day” in the accompanying product supplement.

July 2025 Page 3

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

Estimated Value of the Notes

The principal amount of each note is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date will be less than $1,000 per note. We estimate that the value of each note on the pricing date will be approximately $954.90, or within $54.90 of that estimate. Our estimate of the value of the notes as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

In determining the economic terms of the notes, including the contingent coupon rate and the coupon threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 5 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time.

July 2025 Page 4

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

Investor Considerations

The Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030 (the “notes”) may be appropriate for investors who:

￭seek an investment with contingent coupon payments at a rate of at least 9.35% per annum (to be determined on the pricing date) until the earlier of the maturity date or automatic call if, and only if, the stock closing price of the lowest performing underlying stock on the applicable monthly calculation day is greater than or equal to its coupon threshold price;

￭are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the notes;

￭understand that the notes may be automatically called prior to the maturity date and that the term of the notes may be as short as approximately one year;

￭understand that the return on the notes will depend solely on the performance of the lowest performing underlying stock on each calculation day and that they will not benefit in any way from the performance of the better performing underlying stocks;

￭understand that the notes are riskier than alternative investments linked to only one of the underlying stocks or linked to a basket composed of each underlying stock;

￭are willing to forgo participation in any appreciation of any underlying stock, fixed interest payments on the notes and dividends on the underlying stocks; and

￭are willing to hold the notes until maturity.

The notes are not designed for, and may not be an appropriate investment for, investors who:

￭seek a liquid investment or are unable or unwilling to hold the notes to maturity;

￭seek a note with a fixed term;

￭are unwilling to accept the risk that the stock closing price of any underlying stock may be less than or equal to the coupon threshold price, in which case investors will receive only the principal amount of the notes at maturity.

￭seek current income;

￭are unwilling to accept the risk of exposure to each of the underlying stocks;

￭seek exposure to a basket composed of each underlying stock or a similar investment in which the overall return is based on a blend of the performances of the underlying stocks, rather than solely on the lowest performing underlying stock;

￭seek exposure to the upside performance of any or each underlying stock;

￭are unwilling to accept our credit risk; or

￭prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the notes are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the notes in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the notes. For more information about the underlying stocks, please see the sections titled “Affirm Holdings, Inc. Overview,” “Marvell Technology, Inc. Overview,” “The Trade Desk, Inc. Overview,” “Shopify Inc. Overview” and “UnitedHealth Group Incorporated Overview” below.

July 2025 Page 5

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

Determining Payment on a Contingent Coupon Payment Date and on the Maturity Date

If the notes have not been previously automatically called, on each monthly contingent coupon payment date, you will either receive a contingent coupon payment (including any previously unpaid contingent coupon payments) or you will not receive a contingent coupon payment, depending on the stock closing price of the lowest performing underlying stock on the related monthly calculation day.

Step 1: Determine which underlying stock is the lowest performing underlying stock on the relevant calculation day. The lowest performing underlying stock on any calculation day is the underlying stock with the lowest performance factor on that calculation day. The performance factor of an underlying stock on a calculation day is its stock closing price on that calculation day as a percentage of its starting price (i.e., its stock closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon payment (including any previously unpaid contingent coupons) is paid on the applicable contingent coupon payment date based on the stock closing price of the lowest performing underlying stock on the relevant calculation day, as follows:

Beginning after one year, if the stock closing price of each underlying stock on a calculation day is greater than or equal to its respective starting price, the notes will be automatically called on the applicable call settlement date for an amount in cash equal to $1,000 plus the related contingent coupon payment and any previously unpaid contingent coupon payments.

If the notes have not been automatically called, you will be entitled to receive on the maturity date a cash payment per note equal to the maturity payment amount (in addition to the final contingent coupon payment due at maturity and any previously unpaid contingent coupon payments, if any) equal to the principal amount.

July 2025 Page 6

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

Scenario Analysis and Examples of Hypothetical Payments on the Notes

The following hypothetical examples illustrate how to determine whether a contingent coupon payment is paid (and whether any previously unpaid contingent coupon payments will be paid) with respect to a calculation day. The following examples are for illustrative purposes only. Whether you receive a contingent coupon payment will be determined by reference to the stock closing price of each underlying stock on each calculation day, and the amount you will receive at maturity will be determined by reference to the ending price of each underlying stock on the final calculation day. The actual starting price and coupon threshold price for each underlying stock and the actual contingent coupon rate will be determined on the pricing date. All payments on the notes, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms*:

Hypothetical contingent coupon payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the stock closing price of the lowest performing underlying stock on the related calculation day is greater than or equal to its coupon threshold price.

If payable, the contingent coupon payment will be an amount in cash per principal amount corresponding to a return of 9.35% per annum for each interest payment period for each applicable calculation day. These hypothetical examples reflect a hypothetical contingent monthly coupon rate of 9.35% (corresponding to $7.792 per month per note**).

If the stock closing price of the lowest performing underlying stock on one or more calculation days is less than its coupon threshold price and, on a subsequent calculation day, the stock closing price of the lowest performing underlying stock is greater than or equal to its coupon threshold price, the notes will pay the contingent coupon payment due for the subsequent calculation day plus all previously unpaid contingent coupon payments (without interest accruing on amounts previously unpaid).

It is possible that the stock closing price of the lowest performing underlying stock will be less than its coupon threshold price for extended periods of time or even throughout the entire term of the notes so that you will receive few or no contingent coupon payments.

Hypothetical starting price:	With respect to the AFRM Stock: $100.00
With respect to the MRVL Stock: $100.00
With respect to the TTD Stock: $100.00
With respect to the SHOP Stock: $100.00
With respect to the UNH Stock: $100.00

Hypothetical coupon threshold price:	With respect to the AFRM Stock: $80.00, which is 80% of its hypothetical starting price
With respect to the MRVL Stock: $80.00, which is 80% of its hypothetical starting price
With respect to the TTD Stock: $80.00, which is 80% of its hypothetical starting price
With respect to the SHOP Stock: $80.00, which is 80% of its hypothetical starting price
With respect to the UNH Stock: $80.00, which is 80% of its hypothetical starting price

* The hypothetical starting price of $100.00 for the underlying stocks has been chosen for illustrative purposes only and does not represent the actual starting price of any underlying stock. The actual starting prices and coupon threshold prices will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing prices of the underlying stocks, see the historical information set forth herein.

**The actual contingent coupon payment will be an amount determined by the calculation agent based on the actual contingent coupon rate. The hypothetical contingent monthly coupon of $7.792 is used in these examples for ease of analysis.

July 2025 Page 7

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

How to determine whether a contingent coupon payment is payable with respect to a calculation day:

Date	AFRM Stock Closing Price	MRVL Stock Closing Price	TTD Stock Closing Price	SHOP Stock Closing Price	UNH Stock Closing Price	Contingent Coupon Payment (per note)
Hypothetical Calculation Day 1	$102.50 (at or above the coupon threshold price)	$82.00 (at or above the coupon threshold price)	$110.50 (at or above the coupon threshold price)	$90.00 (at or above the coupon threshold price)	$85.00 (at or above the coupon threshold price)	$7.792
Hypothetical Calculation Day 2	$40.50 (below the coupon threshold price)	$97.50 (at or above the coupon threshold price)	$85.00 (at or above the coupon threshold price)	$92.50 (at or above the coupon threshold price)	$86.00 (at or above the coupon threshold price)	$0
Hypothetical Calculation Day 3	$85.50 (at or above the coupon threshold price)	$87.50 (at or above the coupon threshold price)	$90.00 (at or above the coupon threshold price)	$90.00 (at or above the coupon threshold price)	$90.00 (at or above the coupon threshold price)	$7.792 × 2 = $15.584
Hypothetical Calculation Day 4	$35.00 (below the coupon threshold price)	$20.00 (below the coupon threshold price)	$42.50 (below the coupon threshold price)	$40.00 (below the coupon threshold price)	$30.00 (below the coupon threshold price)	$0

On hypothetical calculation day 1, the stock closing price of each underlying stock is at or above its respective coupon threshold price. Therefore, a contingent coupon payment of $7.792 is paid on the relevant contingent coupon payment date.

On hypothetical calculation day 2, four underlying stocks close at or above the respective coupon threshold prices, but the other underlying stock closes below its respective coupon threshold price. Therefore, no contingent coupon payment is paid on the relevant contingent coupon payment date.

On hypothetical calculation day 3, the stock closing price of each underlying stock is at or above its respective coupon threshold price. Therefore, investors receive the hypothetical contingent coupon payment with respect to the third calculation day as well as the previously unpaid contingent coupon payment with respect to the second calculation day.

On hypothetical calculation day 4, the stock closing price of each underlying stock is below its respective coupon threshold price, and, accordingly no contingent coupon payment is paid on the relevant coupon payment date.

If the stock closing price of any underlying stock is less than its respective coupon threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the notes.

July 2025 Page 8

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

￭You may not receive any positive return on the notes. As the notes do not pay any interest, if the underlying stocks to not appreciate, the notes will not be automatically called, and you will not receive any positive return on your investment in the notes. Although the notes provide for the repayment of the principal amount at maturity (subject to our credit risk), regardless of the performance of the worst performing underlying stock, you may nevertheless suffer a loss on your investment in the notes, in real value terms, if you do not receive a positive return on the notes. This is because inflation may cause the real value of the principal amount to be less at maturity than it is at the time you invest, and because an investment in the notes represents a forgone opportunity to invest in an alternative asset that does generate a positive return. The potential loss in real value terms will be greater the longer the term of the notes.

Even if you do receive a positive return on your investment in the notes, there can be no assurance that your total return at maturity on the notes will compensate you for the effects of inflation, and your yield on the notes may be less than the yield you would earn if you bought a traditional interest-bearing debt security from us or another issuer with a similar credit rating with the same stated maturity date. You should carefully consider whether an investment that may not provide for any positive return, or may provide a return that is lower than the return on conventional debt securities, is appropriate for you.

￭The notes do not provide for the regular payment of interest. The terms of the notes differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the notes will pay a contingent coupon payment but only if the stock closing price of the lowest performing underlying stock is greater than or equal to its coupon threshold price on the related calculation day. If the stock closing price of any underlying stock is less than its respective coupon threshold price on the relevant calculation day for any interest period, we will pay no contingent coupon payment on the applicable contingent coupon payment date. However, if the contingent coupon payment is not paid on any contingent coupon payment date because the stock closing price of the lowest performing underlying stock is less than its coupon threshold price on the related contingent coupon payment date, such unpaid contingent coupon payment will be paid on a later contingent coupon payment date but only if the stock closing price of the lowest performing underlying stock on the related calculation day is greater than or equal to its coupon threshold price. Therefore, you will not receive payment for such unpaid contingent coupon payments if the stock closing price of the lowest performing underlying stock is less than its coupon threshold price on each subsequent calculation day. If the stock closing price of the lowest performing underlying stock is less than its coupon threshold price on each calculation day, you will not receive any contingent coupon payments for the entire term of the notes. It is possible that the stock closing price of any underlying stock will be less than its respective coupon threshold price for extended periods of time or even throughout the entire term of the notes so that you will receive few or no contingent coupon payments. If you do not earn sufficient contingent coupon payments over the term of the notes, the overall return on the notes may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent coupon payment, if any, is based on the stock closing price of each underlying stock on only the related monthly calculation day at the end of the related interest period. Whether the contingent coupon payment will be paid on any contingent coupon payment date will be determined at the end of the relevant interest period based on the stock closing price of each underlying stock on the relevant monthly calculation day. As a result, you will not know whether you will receive the contingent coupon payments on any contingent coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon payment is based solely on the value of each underlying stock on the monthly calculation days, if the stock closing price of any underlying stock on any calculation day is below the coupon threshold price for such underlying stock, you will not receive the contingent coupon payment for the related interest period, even if the price of such underlying stock was at or above its coupon threshold price on other days during that interest period, and even if the stock closing prices of the other underlying stocks are greater than or equal to the respective coupon threshold prices.

￭Investors will not participate in any appreciation in the price of any underlying stock. Investors will not participate in any appreciation in the price of any underlying stock from the starting price for such underlying stock, and the return on the notes will be limited to the contingent coupon payments, if any, that are paid with respect to each calculation day on which the stock closing price of each underlying stock is greater than or equal to its respective coupon threshold price, if any.

July 2025 Page 9

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying stock on any day, including in relation to its respective starting price and coupon threshold price, will affect the value of the notes more than any other factors. Other factors that may influence the value of the notes include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

owhether the stock closing price of any underlying stock has been below its respective coupon threshold price on any calculation day,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks or securities markets generally and which may affect the price of each underlying stock, odividend rates on the underlying stocks,

othe time remaining until the notes mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stocks that may or may not require an adjustment to the adjustment factors, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. In particular, if any underlying stock has closed near or below its respective coupon threshold price, the market value of the notes is expected to decrease substantially, and you may have to sell your notes at a substantial discount from the principal amount of your notes.

You cannot predict the future performance of any underlying stock based on its historical performance. The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The AFRM Stock began trading on January 13, 2021 and therefore has limited historical performance. The prices of one or more of the underlying stocks may decrease and be below the respective coupon threshold price(s) on each calculation day so that you will receive no return on your investment. There can be no assurance that the stock closing price of each underlying stock will be at or above its respective coupon threshold price on any calculation day so that you will receive a coupon payment on the notes for the applicable interest period. See “Affirm Holdings, Inc. Overview,” “Marvell Technology, Inc. Overview,” “The Trade Desk, Inc. Overview,” “Shopify Inc. Overview” and “UnitedHealth Group Incorporated Overview” below.

￭The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes upon an automatic call, on any contingent coupon payment date or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities, including the notes, if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the notes is not equivalent to investing in the underlying stocks. Investing in the notes is not equivalent to investing in the underlying stocks. Investors in the notes will not participate in any positive performance of any underlying stock, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the notes will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

July 2025 Page 10

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

￭Reinvestment risk. The term of your investment in the notes may be shortened due to the automatic call feature of the notes. If the notes are called prior to maturity, you will receive no further payments on the notes and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the notes be called within the first year of the term of the notes.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the principal amount reduce the economic terms of the notes, cause the estimated value of the notes to be less than the principal amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the principal amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the principal amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the principal amount and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 5 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The notes will not be listed on any securities exchange and secondary trading may be limited. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. and WFS may, but are not obligated to, make a market in the notes and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the notes, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the notes. As calculation agent, MS & Co. will determine the starting prices, the coupon threshold prices and the ending prices, and will calculate the amount of cash you receive upon an automatic call or at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you upon an automatic call or at maturity. For further information regarding these types of determinations, see “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Market Disruption Events,” “—Adjustment Events,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day,” “—Alternate Exchange Calculation in Case of an Event of Default”

July 2025 Page 11

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the notes (and possibly to other instruments linked to the underlying stocks), including trading in the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying stock, and, therefore, could increase (i) the price at or above which such underlying stock must close on the calculation days so that the notes are called for a cash payment equal to the principal amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments (depending also on the performance of the other underlying stocks), (ii) the price at or above which such underlying stock must close on each calculation day in order for you to earn a contingent coupon payment and any previously unpaid contingent coupon payments (depending also on the performance of the other underlying stocks) and (iii) the price at or above which such underlying stock must close on the final calculation day so that investors receive a maturity payment amount that exceeds the principal amount of the notes. Additionally, such hedging or trading activities during the term of the notes could potentially affect the price of any underlying stock on the calculation days, and, accordingly, whether we call the notes prior to maturity, whether we pay a contingent coupon payment on the notes and the amount of cash you will receive at maturity.

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the notes will be postponed to the third business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and the underlying stocks to which the notes are linked.

Risks Relating to the Underlying Stocks

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

￭You are exposed to the price risk of each underlying stock with respect to the contingent coupon payments, if any. Your return on the notes is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the notes may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive any contingent coupon payments, each underlying stock must close at or above its respective coupon threshold price on the applicable calculation day. Therefore, if the stock closing price of any underlying stock is less than its respective coupon threshold price on every calculation day, you will

July 2025 Page 12

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

not receive any contingent coupon payment throughout the entire term of the notes, even if the other underlying stocks have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each underlying stock.

￭No affiliation with Affirm Holdings, Inc., Marvell Technology, Inc., The Trade Desk, Inc., Shopify Inc. or UnitedHealth Group Incorporated. Affirm Holdings, Inc., Marvell Technology, Inc., The Trade Desk, Inc., Shopify Inc. or UnitedHealth Group Incorporated are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the notes. We have not made any due diligence inquiry with respect to Affirm Holdings, Inc., Marvell Technology, Inc., The Trade Desk, Inc., Shopify Inc. or UnitedHealth Group Incorporated in connection with this offering.

￭We may engage in business with or involving Affirm Holdings, Inc., Marvell Technology, Inc., The Trade Desk, Inc., Shopify Inc. or UnitedHealth Group Incorporated without regard to your interests. We or our affiliates may presently or from time to time engage in business with Affirm Holdings, Inc., Marvell Technology, Inc., The Trade Desk, Inc., Shopify Inc. or UnitedHealth Group Incorporated without regard to your interests and thus may acquire non-public information about Affirm Holdings, Inc., Marvell Technology, Inc., The Trade Desk, Inc., Shopify Inc. or UnitedHealth Group Incorporated. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Affirm Holdings, Inc., Marvell Technology, Inc., The Trade Desk, Inc., Shopify Inc. or UnitedHealth Group Incorporated which may or may not recommend that investors buy or hold the underlying stock.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final calculation day. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the notes and your return on the notes may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before a calculation day, this may decrease the stock closing price of an underlying stock to be less than its coupon threshold price (resulting in no contingent coupon payment being paid with respect to such date), materially and adversely affecting your return.

￭Historical closing prices of the underlying stocks should not be taken as an indication of the future performance of the underlying stocks during the term of the notes. No assurance can be given as to the price of the underlying stocks at any time, including on the final calculation day, because historical closing prices of the underlying stocks do not provide an indication of future performance of the underlying stocks.

July 2025 Page 13

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

Affirm Holdings, Inc. Overview

Affirm Holdings, Inc. operates a platform for digital and mobile-first commerce. The AFRM Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Affirm Holdings, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-39888 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Affirm Holdings, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AFRM Stock is accurate or complete.

The following graph sets forth the daily closing prices of the AFRM Stock for the period from January 13, 2021 through July 11, 2025. The closing price of the AFRM Stock on July 11, 2025 was $64.72. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the AFRM Stock may have been adjusted for stock splits and other corporate events. The historical performance of the AFRM Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the AFRM Stock at any time, including on the calculation days.

Class A Common Stock of Affirm Holdings, Inc. – Daily Closing Prices January 13, 2021* to July 11, 2025

*The underlying stock began trading on January 13, 2021 and therefore has limited historical performance.

This document relates only to the notes offered hereby and does not relate to the AFRM Stock or other notes of Affirm Holdings, Inc. We have derived all disclosures contained in this document regarding the AFRM Stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Affirm Holdings, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Affirm Holdings, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the AFRM Stock (and therefore the price of the AFRM Stock at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Affirm Holdings, Inc. could affect the value received with respect to the notes and therefore the value of the notes.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the AFRM Stock.

July 2025 Page 14

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

Marvell Technology, Inc. Overview

Marvell Technology, Inc. manufactures semiconductor products. The MRVL Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Marvell Technology, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-40357 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Marvell Technology, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the MRVL Stock is accurate or complete.

The following graph sets forth the daily closing prices of the MRVL Stock for the period from January 1, 2020 through July 11, 2025. The closing price of the MRVL Stock on July 11, 2025 was $72.71. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the MRVL Stock may have been adjusted for stock splits and other corporate events. The historical performance of the MRVL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the MRVL Stock at any time, including on the calculation days.

Common Stock of Marvell Technology, Inc. – Daily Closing Prices January 1, 2020 to July 11, 2025

This document relates only to the notes offered hereby and does not relate to the MRVL Stock or other notes of Marvell Technology, Inc. We have derived all disclosures contained in this document regarding the MRVL Stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Marvell Technology, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Marvell Technology, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the MRVL Stock (and therefore the price of the MRVL Stock at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Marvell Technology, Inc. could affect the value received with respect to the notes and therefore the value of the notes.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the MRVL Stock.

July 2025 Page 15

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

The Trade Desk, Inc. Overview

The Trade Desk, Inc. is a technology company that empowers buyers of advertising. The underlying stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by The Trade Desk, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37879 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding The Trade Desk, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the TTD Stock is accurate or complete.

The following graph sets forth the daily closing prices of the TTD Stock for the period from January 1, 2020 through July 11, 2025. The closing price of the TTD Stock on July 11, 2025 was $75.38. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the TTD Stock may have been adjusted for stock splits and other corporate events. The historical performance of the TTD Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the TTD Stock at any time, including on the calculation days.

Class A Common Stock of The Trade Desk, Inc. – Daily Closing Prices January 1, 2020 to July 11, 2025

This document relates only to the notes offered hereby and does not relate to the TTD Stock or other notes of The Trade Desk, Inc. We have derived all disclosures contained in this document regarding the TTD Stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to The Trade Desk, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding The Trade Desk, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the TTD Stock (and therefore the price of the TTD Stock at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning The Trade Desk, Inc. could affect the value received with respect to the notes and therefore the value of the notes.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the TTD Stock.

July 2025 Page 16

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

Shopify Inc. Overview

Shopify Inc. based in Ottawa, Ontario, Canada, is a global commerce company, providing tools to start, grow, market and manage a retail business of any size. The SHOP Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Shopify Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37400 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Shopify Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the SHOP Stock is accurate or complete.

The following graph sets forth the daily closing prices of the SHOP Stock for the period from January 1, 2020 through July 11, 2025. The closing price of the SHOP Stock on July 11, 2025 was $112.11. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the SHOP Stock may have been adjusted for stock splits and other corporate events. The historical performance of the SHOP Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the SHOP Stock at any time, including on the calculation days.

Class A Subordinate Voting Shares of Shopify Inc. – Daily Closing Prices January 1, 2020 to July 11, 2025

This document relates only to the notes offered hereby and does not relate to the SHOP Stock or other notes of Shopify Inc. We have derived all disclosures contained in this document regarding the SHOP Stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Shopify Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Shopify Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SHOP Stock (and therefore the price of the SHOP Stock at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Shopify Inc. could affect the value received with respect to the notes and therefore the value of the notes.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the SHOP Stock.

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Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

UnitedHealth Group Incorporated Overview

UnitedHealth Group Incorporated is a health insurance and health care services company. The UNH Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by UnitedHealth Group Incorporated pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-10864 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding UnitedHealth Group Incorporated may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the UNH Stock is accurate or complete.

The following graph sets forth the daily closing prices of the UNH Stock for the period from January 1, 2020 through July 11, 2025. The closing price of the UNH Stock on July 11, 2025 was $304.10. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the UNH Stock may have been adjusted for stock splits and other corporate events. The historical performance of the UNH Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the UNH Stock at any time, including on the calculation days.

Common Stock of UnitedHealth Group Incorporated. – Daily Closing Prices January 1, 2020 to July 11, 2025

This document relates only to the notes offered hereby and does not relate to the UNH Stock or other notes of UnitedHealth Group Incorporated. We have derived all disclosures contained in this document regarding the UNH Stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to UnitedHealth Group Incorporated. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding UnitedHealth Group Incorporated is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the UNH Stock (and therefore the price of the UNH Stock at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning UnitedHealth Group Incorporated could affect the value received with respect to the notes and therefore the value of the notes.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the UNH Stock.

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Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

Additional Information About the Notes

Minimum ticketing size

$1,000 / 1 note

Tax considerations

In the opinion of our counsel, Davis Polk & Wardwell LLP, the notes should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying product supplement called “United States Federal Taxation—Tax Consequences to U.S. Holders.” Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the “comparable yield” (as defined in the accompanying product supplement) of the notes, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of the payments on the notes. Although it is not clear how the comparable yield should be determined for notes that may be automatically redeemed before maturity, our counsel has advised that it is reasonable to determine the comparable yield based on the stated maturity date. The comparable yield will be determined on the pricing date and may be significantly higher or lower than the comparable yield if the notes were priced on the date hereof. The comparable yield and the projected payment schedule (or information about how to obtain them) will be provided in the final pricing supplement. In addition, any gain recognized by U.S. taxable investors on the sale or exchange (including early redemption), or at maturity, of the notes generally will be treated as ordinary income.

You should read the discussion under “United States Federal Taxation” in the accompanying product supplement concerning the U.S. federal income tax consequences of an investment in the notes.

The comparable yield and the projected payment schedule will not be provided for any purpose other than the determination of U.S. Holders’ accruals of interest income and adjustments thereto in respect of the notes for U.S. federal income tax purposes, and we make no representation regarding the actual amount of the payments that will be made on the notes.

If you are a non-U.S. investor, please also read the section of the accompanying product supplement called “United States Federal Taxation—Tax Consequences to Non-U.S. Holders.”

As discussed in the accompanying product supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an Internal Revenue Service (“IRS”) notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the notes and current market conditions, we expect that the notes will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the notes do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the notes should not be Specified Securities and, therefore, should not be subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the notes.

Additional considerations

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Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $28.25 for each note it sells. WFS proposes to offer the notes in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $20.00 per note. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per note of the commission to WFA as a distribution expense fee for each note sold by WFA.

In addition, in respect of certain notes sold in this offering, we may pay a fee of up to $3.00 per note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

See "Plan of Distribution, Conflicts of Interest" in the accompanying product supplement for information about the distribution arrangements for the notes. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes. When MS & Co. prices this offering of notes, it will determine the economic terms of the notes, including the contingent coupon rate, such that for each note the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Notes” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

July 2025 Page 20

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Affirm Holdings, Inc., the Common Stock of Marvell Technology, Inc., the Class A Common Stock of The Trade Desk, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of UnitedHealth Group Incorporated due August 1, 2030

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Notes Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement or in the prospectus.

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